Exhibit 10.37
AMENDED AND RESTATED
REVOLVING CREDIT MASTER
PROMISSORY NOTE

$2,000,000.00	Princeton, New Jersey

As of January 8, 2010
FOR VALUE RECEIVED, the undersigned TeamStaff Inc. (a New Jersey corporation) and TeamStaff RX, Inc. (a Texas corporation) and TeamStaff Government Solutions, Inc. (a Georgia corporation), individually and collectively “Borrower”, each jointly and severally promises to pay to the order of SOVEREIGN BUSINESS CAPITAL, A DIVISION OF SOVEREIGN BANK, a federal saving bank (herein called “Bank”) at 214 Carnegie Center, Suite 302, Princeton, New Jersey, 08540, or such other address as Bank may notify Borrower, such sum up to Two Million and 00/100 ($2,000,000.00) Dollars, together with interest as hereinafter provided, as may be outstanding on Advances by Bank to Borrower under Paragraph 2.1 of the Amended and Restated Loan and Security Agreement dated as of March 28, 2008, between Business Alliance Capital Corp. (“BACC”) and Borrower, as amended from time to time, including without limitation an instrument of modification between Bank (as the successor by merger to BACC) and Borrower dated as of even date herewith and entitled “Modification Agreement” (said Agreement as so amended and as amended or modified from time to time hereafter the “Loan Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement. The Loan Agreement is incorporated herein as though fully set forth and Borrower acknowledges its reading and execution. The principal amount owing hereunder shall be paid to Bank on March 31, 2011, or as may otherwise be provided for in the Loan Agreement.
On the first day of each month hereafter, Borrower shall pay Bank accrued interest, computed on the basis of a 360 day year, for the actual number of days elapsed, on the daily unpaid balance of the Advances, at the per annum rate of one-quarter (.25%) percentage points above the Prime Rate in effect from time to time, but not less than five and one-half (5.5%) per annum. If there is a change in the Prime Rate, the rate of interest on the Advances shall be changed accordingly as of the date of the change in the Prime Rate, without notice to Borrower.
Borrower acknowledges Bank as the successor to the rights of BACC under the Loan Agreement.
This Note replaces and substitutes for Borrower’s March 28, 2008, Amended and Restated Revolving Credit Master Promissory Note in the face amount of $3,000,000. It is intended that this Note restate, amend, substitute for, and replace in its entirety such March 28, 2008, Amended and Restated Revolving Credit Master Promissory Note. This Note shall evidence Borrower’s obligation to repay Advances made by Bank under the Loan Agreement and is a “Note” as such term is defined in the Loan Agreement. This Note does not represent in any way new indebtedness or satisfaction of the indebtedness evidenced by Borrower’s March 28, 2008, Amended and Restated Revolving Credit Master Promissory Note. It is the intention of Borrower that this Note shall not constitute a novation of any debt outstanding on Borrower’s March 28, 2008, Amended and Restated Revolving Credit Master Promissory Note on the date hereof.
To secure the payment of this Note and the Obligations, Borrower has granted to Bank a continuing security interest in and lien on the Collateral.
In addition to all remedies provided by law upon default on payment of this Note, or upon an Event of Default, Bank may, at its option:
(1) Declare this Note and the Obligations immediately due and payable;
(2) Collect interest on this Note at the default rate set forth in the Loan Agreement from the date of such Event of Default, and if this Note is referred to an attorney for collection, collect reasonable attorneys’ fees; and
Revolving Note

(3) Exercise any and all remedies provided for in the Loan Agreement.
BORROWER WAIVES PRESENTMENT FOR PAYMENT, PROTEST AND NOTICE OF PROTEST FOR NON-PAYMENT OF THIS NOTE AND TRIAL BY JURY IN ANY ACTION UNDER OR RELATING TO THIS NOTE AND THE ADVANCES EVIDENCED HEREBY.
THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

TeamStaff Inc.
By:	/s/ Cheryl Presuto
Cheryl Presuto, Chief Financial Officer

TeamStaff RX, Inc.
By:	/s/ Cheryl Presuto
Cheryl Presuto, Chief Financial Officer

TeamStaff Government Solutions, Inc.
By:	/s/ Cheryl Presuto
Cheryl Presuto, Chief Financial Officer

Revolving Note